Exhibit 99.2

GSR III Acquisition Corp. Announces the Closing of its $230 Million Initial Public Offering, Including Full-Exercise Of Over-Allotment Option

New York, NY, Nov. 08, 2024 (GLOBE NEWSWIRE) -- GSR III Acquisition Corp. (NASDAQ: GSRT) (“GSRT” or the “Company”) announced today that it closed its initial public offering of 23,000,000 units at a price of $10.00 per unit, for aggregate gross proceeds of $230,000,000. The offering size reflects the full exercise of the underwriter’s over-allotment option. Each unit consists of one of the Company’s Class A ordinary shares (the “Class A Ordinary Shares”) and one-seventh (1/7th) of one right (the “Rights”), with each whole right entitling the holder thereof to receive one Class A Ordinary Share upon the consummation of an initial business combination. No fractional rights will be issued upon separation of the units and only whole rights will trade.

The units are listed on the Nasdaq Global Market LLC (“Nasdaq”) and began trading under the ticker symbol “GSRTU” on November 7, 2024. Once the securities comprising the units begin separate trading, the Class A Ordinary Shares and Rights are expected to be listed on the Nasdaq under the symbols “GSRT” and “GSRTR,” respectively.

SPAC Advisory Partners LLC (“SAP”), a division of Kingswood Capital Partners LLC, acted as the sole underwriter for the initial public offering. SAP is a financial advisory firm wholly owned and controlled by the management of GSRT. Consequently, B. Riley Securities acted as a Qualified Independent Underwriter on the transaction.

A registration statement related to these securities has been filed on Form S-1 with the Securities and Exchange Commission and became effective on November 7, 2024 (File No. 333-280842). The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, by contacting Kingswood Capital Partners, LLC, 126 East 56th Street, Suite 22S, New York, NY 10022, or by calling 212-487-1080 or emailing Syndicate@kingswoodUS.com. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About GSR III Acquisition Corp.

GSRT is a newly incorporated, blank check company formed in the Cayman Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to identify companies with compelling public-market narratives, high visibility of growth prospects, and attractive cash flow dynamics now or in the near future, where a public listing, financing from an initial business combination and access to public capital markets will enable the target to build on its competitive advantages and allow the target company to further accelerate its growth profile.

The Company’s management team is comprised of co-CEOs Mr. Gus Garcia and Mr. Lewis Silberman, President & CFO Mr. Anantha Ramamurti, and CBDO Mr. Yuya Orime.

Forward-Looking Statements

This press release includes forward-looking statements. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the offering filed with the SEC, any of which could cause actual results to differ from such forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

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Company contact:

Anantha Ramamurti
President & CFO
anantha@gsrspac.com